Exhibit 21

Stifel Financial Corp.

List of Subsidiaries

Subsidiary Legal Name*	Jurisdiction of Incorporation
Stifel Financial Corp.	Delaware
Stifel, Nicolaus & Company, Incorporated	Missouri
KCP Fund General Partner LLC	Delaware
Stifel Nicolaus Insurance Agency, Incorporated	Missouri
Stifel Nicolaus Israel Ltd.	Israel
Thomas Weisel Capital Management LLC	Delaware
Thomas Weisel Strategic Opportunities Partners LLC	Delaware
Stifel Bancorp, Inc.	Missouri
Stifel Bank & Trust	Missouri
Stifel Bank Community Development Corporation	Missouri
Stifel Bank - CDC - 501 N Broadway, Inc.	Missouri
SBT Investments - REIT, Inc.	Missouri
SBT REIT, Inc.	Missouri
Stifel Bank	Missouri
Maryland Land Company, LLC	Missouri
Stifel Trust Company Delaware, National Association	National Association
Stifel Trust Company, National Association	National Association
1919 Investment Counsel, LLC	Maryland
1919 Services Company, LLC	Delaware
Acxit Capital Holding GmbH	Germany
B&F Capital Markets, LLC	Ohio
Broadway Air Corp.	Missouri
EquityCompass Investment Management, LLC	Missouri
First Empire Holding Corp.	New York
First Empire Securities, Inc.	New York
Intyce LLC	Delaware
KBW, LLC	Delaware
KBW Ventures, Inc.	Delaware
Keefe, Bruyette & Woods, Inc.	New York
KBW Asset Management, Inc.	Delaware
MB Advisory Group, LLC	Delaware
Miller Buckfire, & Company, LLC	Delaware
North Atlantic Capital Management, LLC	Delaware
Stifel Access Services, LLC	Delaware
Stifel Aviation Asset Management, LLC	Delaware
Stifel Aviation Finance Acquisition, LLC	Delaware
Stifel Aviation Management, LLC	Delaware
Stifel Europe Holdings Limited	United Kingdom
Stifel Nicolaus Europe Limited	United Kingdom
Stifel Europe Bank AG	Germany
Stifel Schweiz AG	Switzerland

Subsidiary Legal Name*	Jurisdiction of Incorporation
Stifel Gateway Management, LLC	Delaware
Stifel Independent Advisors, LLC (fka Century Securities Associates, Inc.)	Missouri
Stifel Syndicated Credit LLC	Delaware
Stifel Venture Corp.	Missouri
Stifel Aviation Opportunities Fund I, LLC	Delaware
SF Credit Management, LLC	Delaware
SF Credit Partners, LLC	Delaware
SCP Funding, LLC	Delaware
SBT-Jet, LLC	Missouri
Stifel Nicolaus Canada Inc.	Ontario
Vining Sparks IBG, LLC	Delaware
Vining Sparks Interest Rate Products, LLC	Delaware
Washington Crossing Advisors, LLC	Delaware

* All subsidiaries of the Registrant do business under their legal name. Indentation indicates the principal parent of each subsidiary.